Exhibit 10.1

AMENDMENT NO. 6, CONSENT AND INCREMENTAL JOINDER AGREEMENT TO CREDIT AND GUARANTY AGREEMENT

AMENDMENT NO. 6, CONSENT AND INCREMENTAL JOINDER AGREEMENT TO CREDIT AND GUARANTY AGREEMENT, dated as of April 18, 2019 (this “Amendment”), to the Existing Credit Agreement (as defined below), by and among RADNET MANAGEMENT, INC., a California corporation (the “Borrower”), RADNET, INC., a Delaware corporation (“Holdings”), CERTAIN SUBSIDIARIES AND AFFILIATES OF THE BORROWER, as Guarantors, the Lenders party hereto, and BARCLAYS BANK PLC, as administrative agent and collateral agent under the Existing Credit Agreement (as defined below) (in such capacity, the “Administrative Agent”).

RECITALS:

A.                 Reference is made to the Amended and Restated First Lien Credit and Guaranty Agreement, dated as of July 1, 2016 (as amended by that certain Amendment No. 4 to Credit and Guaranty Agreement, dated as of February 2, 2017 and that certain Amendment No. 5, Consent and Incremental Joinder Agreement to Credit and Guaranty Agreement, dated as of August 22, 2017, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Amendment or as further amended, restated, amended and restated, supplemented or otherwise modified from time to time after the date hereof, the “Credit Agreement”), among Holdings, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and the Administrative Agent. Except as otherwise provided herein, all capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement.

B.                  The Borrower has requested certain amendments, consents and other modifications of the Existing Credit Agreement in order to, among other things, (i) permit the issuance of additional Incremental Term Loan Commitments to the Borrower in an aggregate principal amount of $100,000,000 (the commitments relating thereto, the “2019 Incremental Term Commitments”; the Incremental Term Loans extended under the 2019 Incremental Term Commitments, the “2019 Incremental Term Loans”; the Lenders in respect thereof, the “2019 Incremental Term Lenders”), (ii) permit the issuance of additional Incremental Revolving Commitments to the Borrower in an aggregate principal amount of $20,000,000 (the “2019 Incremental Revolving Commitments; any Incremental Revolving Loans extended under the 2019 Incremental Revolving Commitments, the “2019 Incremental Revolving Loans”; together with the 2019 Incremental Term Loans, the “2019 Incremental Loans”; the Lenders in respect of the 2019 Incremental Revolving Loans, the “2019 Incremental Revolving Loan Lenders”; and, together with the 2019 Incremental Term Lenders, the “2019 Incremental Lenders”) and (iii) make certain other modifications to the Existing Credit Agreement as set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.          Consent. The provisions of the Credit Agreement and the other Loan Documents to the contrary notwithstanding, subject to the satisfaction (or waiver in writing by the Required Lenders) of the conditions precedent set forth in Section 6 hereof, the Administrative Agent and Required Lenders hereby:

(i)                 consent to the issuance of the 2019 Incremental Term Commitments and the 2019 Incremental Term Loans; it being understood and agreed that such 2019 Incremental Term Loans shall be treated as “Restatement Effective Date Term Loans” and “Loans” under the Credit Agreement, as more further set forth herein;

(ii)               consent to the issuance of the 2019 Incremental Revolving Commitments; it being understood and agreed that (i) such 2019 Incremental Revolving Commitments shall be treated as “Revolving Commitments” and any 2019 Incremental Revolving Loans extended thereunder shall be “Revolving Loans” and “Loans” under the Credit Agreement, as more further set forth herein and (ii) Schedule 1.01(b) to the Existing Credit Agreement shall be amended to reflect the 2019 Incremental Revolving Commitments as set forth in Annex I hereto; and

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(iii)             agree that as of the Amendment No. 6 Effective Date (and after giving effect to the 2019 Incremental Term Loans and the 2019 Incremental Revolving Commitments), the Borrower shall be deemed to have used $0 of the “free and clear” basket set forth in Section 2.24(a)(B)(i) (the consent items described in foregoing clauses (i) and (ii), together with that described in this clause (iii), the “Consent”).

It is understood and agreed by the parties hereto that the foregoing consents and agreements set forth in this Section 1 are limited solely to the extent provided in this Section 1 and shall not be deemed to constitute a consent or waiver of any other provision of the Existing Credit Agreement or any of the other Loan Documents.

Section 2.          Amendment of Existing Credit Agreement. Subject to the satisfaction (or waiver in writing by the Required Lenders) of the conditions precedent set forth in Section 6 hereof, the Existing Credit Agreement is hereby amended (the “Amendments”) as follows:

(a)                Section 1.01 of the Credit Agreement shall be amended by adding the following new definitions thereto in proper alphabetical order:

“2019 Incremental Revolving Commitments” shall have the meaning specified in Amendment No. 6.

“2019 Incremental Term Loans” shall have the meaning specified in Amendment No. 6.

“Amendment No. 6” means that certain Amendment No. 6, Consent and Incremental Joinder Agreement to Credit and Guaranty Agreement, dated as of the Amendment No. 6 Effective Date, among the Borrower, the Loan Parties party thereto, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 6 Effective Date” means the date on which all of the conditions contained in Section 6 of Amendment No. 6 have been satisfied or waived in accordance with the terms thereof.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership of the Borrower as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Consolidated Joint Venture” means any Joint Venture that is accounted for on the balance sheet of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Joint Venture Debt” means, as of any date of determination, the aggregate amount of Indebtedness of Consolidated Joint Ventures, which amount shall be calculated as follows and be equal to (it being understood that such calculation shall correspond to the direct or indirect fractional ownership interest held by Holdings and/or any of its Subsidiaries in each such Consolidated Joint Venture): (i) the sum of (a) all the aggregate stated balance sheet amount of all Indebtedness of each Consolidated Joint Venture and its Subsidiaries (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness)), determined on a consolidated basis in accordance with GAAP minus (b) the aggregate amount of Cash or Cash Equivalents included in the consolidated balance sheet of each such Consolidated Joint Venture and its Subsidiaries determined on a consolidated basis in accordance with GAAP and which are not (x) subject to any Lien (other than Liens in favor of the Collateral Agent) or (y) noted as “restricted” on such consolidated balance sheet, multiplied by (ii) the aggregate percentage of Equity Interests owned, directly or indirectly, by Holdings and/or any of its Subsidiaries in each such Consolidated Joint Venture. For the avoidance of doubt, Consolidated Joint Venture Debt shall not, in any event, include any Indebtedness of any Unconsolidated Joint Venture.

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“Unconsolidated Joint Venture” means any Joint Venture that, in accordance with GAAP, is not consolidated on the balance sheet of Holdings and its Subsidiaries.

(b)                The definition of “Consolidated Adjusted EBITDA” is amended and restated in its entirety to read as follows:

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Holdings and its Subsidiaries and Consolidated Joint Ventures on a consolidated basis equal to (i) Consolidated Net Income, plus, to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for (a) consolidated interest expense, (b) provisions for taxes based on income, (c) total depreciation expense, (d) total amortization expense, (e) specified operating lease expenses to the extent that a specific operating lease has been terminated and converted to a capital lease or purchased for cash prior to the end of the term thereof (and during such measurement period), (f) pro forma cost savings relating to any Permitted Acquisition that are expected to be realized within 12 months of such Permitted Acquisition in an amount not to exceed 15% of Consolidated Adjusted EBITDA (prior to giving effect to this clause (f) for such period) (excluding amounts of pro forma cost savings as would be permitted or required by Article 11 of Regulation S-X promulgated under the Securities Act, as amended, and as interpreted by the staff of the SEC (“Regulation S-X”)), (g) the amount of cost savings and other operating improvements and synergies projected by the Borrower in good faith to be realized as a result of actions taken or anticipated to be taken within the four fiscal quarter period following the last date in such period (calculated on a pro forma basis as though such cost savings and other operational improvements and synergies had been realized on the first date of such period) in an amount not to exceed $10,000,000 in such period, (h) other non-Cash charges reducing Consolidated Net Income, including non-Cash stock compensation expenses (excluding any such non-Cash charge to the extent that it represents an accrual or reserve for potential Cash charge in any future period or amortization of a prepaid Cash charge that was paid in a prior period), (i) Transaction Costs, (j) non-recurring employee severance expenses not to exceed $2,000,000 during any twelve-month period, and (k) non-recurring, non-operational expenses, including settlements of legal proceedings (net of any non-recurring, non-operational income), reflected on the Consolidated Statements of Operations of RadNet, Inc. and its Subsidiaries and Consolidated Joint Ventures (including expenses under the heading “Other Expenses (Income”) not to exceed $5,000,000 during any twelve-month period), minus (ii) other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period); provided, that for the avoidance of doubt, regardless of whether any prepayment of Offer Loans pursuant to Section 2.13(c) is deemed to result in a non-cash gain, no such gain shall increase Consolidated Adjusted EBITDA.

With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenants set forth in Section 6.07, Consolidated Adjusted EBITDA shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Regulation S-X, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of Holdings) using the historical financial statements, audited or as otherwise reasonably acceptable to the Administrative Agent, of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Holdings and its Subsidiaries and Consolidated Joint Ventures which shall be reformulated as if such Subject Transaction, had been consummated or incurred or repaid at the beginning of such period.

(c)                The definition of “Consolidated Capital Expenditures” is amended and restated in its entirety to read as follows:

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Holdings and its Subsidiaries and Consolidated Joint Ventures during such period (by the expenditure of cash or (without duplication), the incurrence of Indebtedness), determined on a consolidated basis, for any fixed asset or improvements or for replacements, substitutions or additions thereto that, in accordance with GAAP, are required to be capitalized; provided, that Consolidated Capital Expenditures shall not include any expenditures (i) for replacements and substitutions for fixed assets, capital assets or equipment to the extent made with Net Cash Proceeds invested pursuant to Section 2.14(a) or Section 2.14(b) or (ii) which constitute a Permitted Acquisition permitted under Section 6.08.

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(d)                The definition of “Consolidated Cash Interest Expense” is hereby deleted.

(e)                The definition of “Consolidated Net Income” is amended and restated in its entirety to read as follows:

“Consolidated Net Income” means, for any period, in all cases, without duplication, (i) the net income (or loss) of Holdings and its Subsidiaries and its Consolidated Joint Ventures on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) to the extent included in the calculation of net income (or loss) of Holdings and its Subsidiaries and its Consolidated Joint Ventures as calculated in clause (i) above, (a) equity in earnings of Unconsolidated Joint Ventures, (b) net income attributable to non-controlling interests in Consolidated Joint Ventures, (c) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (d) the income (or loss) of any Person (other than Holdings) accrued prior to the date it becomes a Subsidiary of Holdings or a Consolidated Joint Venture or is merged into or consolidated with Holdings or any of its Subsidiaries or a Consolidated Joint Venture or that Person’s assets are acquired by Holdings or any of its Subsidiaries or a Consolidated Joint Venture, (e) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (f) (to the extent not included in clauses (a) through (e) above) any net extraordinary gains or net extraordinary losses, plus (iii) the income (or loss) of any Person (other than (i) Holdings, (ii) a Subsidiary of Holdings or (iii) a Consolidated Joint Venture), including, without limitation, any Unconsolidated Joint Venture, in which Holdings, a Subsidiary of Holdings, a Consolidated Joint Venture or an Unconsolidated Joint Venture has a joint interest with another Person; provided, that the aggregate amount of net income added in the computation of Consolidated Net Income pursuant to this clause (iii) shall not exceed the sum of (A) in any twelve-month period, the greater of $15,000,000 and 10% of Consolidated Adjusted EBITDA for such period (calculated after giving effect to such amount in the computation of Consolidated Net Income), plus (B) the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries or a Consolidated Joint Venture by such Person during such period.

(f)                 The definition of “Consolidated Total Debt” is amended and restated in its entirety to read as follows:

“Consolidated Total Debt” means, as of any date of determination, the sum of (i)(a) the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness)), determined on a consolidated basis in accordance with GAAP (but, for the avoidance of doubt, excluding all Indebtedness of any Consolidated Joint Venture and any Unconsolidated Joint Venture) minus (b) the aggregate amount of Cash or Cash Equivalents included in the consolidated balance sheet of Holdings and its Subsidiaries and which are not (x) subject to any Lien (other than Liens in favor of the Collateral Agent) or (y) noted as “restricted” on such consolidated balance sheet, plus (ii) Consolidated Joint Venture Debt.

(g)                The definition of "Consolidated Total Secured Debt" is amended and restated in its entirety to read as follows:

"Consolidated Total Secured Debt" means, as of any date of determination, the sum of (a) the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness)), determined on a consolidated basis in accordance with GAAP (but, for the avoidance of doubt, excluding all Indebtedness of any Consolidated Joint Venture and any Unconsolidated Joint Venture) which is secured by a Lien on the assets of Holdings or any Subsidiary thereof (calculated, without duplication, net of the aggregate amount of Cash or Cash Equivalents included in the consolidated balance sheet of Holdings and its Subsidiaries and which are not (i) subject to any Lien (other than Liens in favor of the Collateral Agent) or (ii) noted as "restricted" on such consolidated balance sheet), plus (b) Consolidated Joint Venture Debt which is secured by a Lien on the assets of Holdings or any Subsidiary thereof.

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(h)                The definition of "Consolidated Working Capital" is amended and restated in its entirety to read as follows:

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets of Holdings and its Subsidiaries and the Consolidated Joint Ventures over Consolidated Current Liabilities of Holdings and its Subsidiaries and the Consolidated Joint Ventures.

(i)                 The definition of "First Lien Debt" is amended and restated in its entirety to read as follows:

"First Lien Debt" means, as of any date of determination, the sum of (a) all the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness)), determined on a consolidated basis in accordance with GAAP (but, for the avoidance of doubt, excluding all Indebtedness of any Consolidated Joint Venture and any Unconsolidated Joint Venture) which is secured by a Lien on the assets of Holdings or any Subsidiary thereof but excluding any such Indebtedness to the extent the applicable Liens are expressly subordinated or junior to the Lien securing the Obligations (calculated, without duplication, net of the aggregate amount of Cash or Cash Equivalents included in the consolidated balance sheet of Holdings and its Subsidiaries and which are not (i) subject to any Lien (other than Liens in favor of the Collateral Agent) or (ii) noted as "restricted" on such consolidated balance sheet) plus (b) Consolidated Joint Venture Debt which is secured by a Lien on the assets of Holdings or any Subsidiary thereof but excluding any such Indebtedness to the extent the applicable Liens are expressly subordinated or junior to the Lien securing the Obligations.

(j)                 The definition of “Interest Coverage Ratio” is hereby deleted.

(k)                The definition of “Joint Lead Arrangers” is amended and restated in its entirety to read as follows;

“Joint Lead Arrangers” means (x) prior to the Amendment No. 6 Effective Date, collectively, Barclays, CONA, SunTrust Robinson Humphrey, Inc., CS Securities and Royal Bank of Canada Capital Markets (“RBCCM”) and (y) from and after the Amendment No. 6 Effective Date, collectively, Barclays, CONA, SunTrust Robinson Humphrey, Inc., CS Securities, RBCCM and JPMorgan Chase Bank, N.A., in each case, each in their respective capacities as joint lead arrangers and joint bookrunners of the credit facilities contemplated hereunder.

(l)                 The definition of “Joint Venture” is amended and restated in its entirely to read as follows:

“Joint Venture” means, with respect to any Person, a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form, with another Person. For the avoidance of doubt, with respect to any Person, any Wholly-Owned Subsidiary of such Person shall not constitute a Joint Venture of such Person.

(m)              The definition of “Majority Owned Joint Venture” is hereby deleted, and all references to Majority Owned Joint Venture in any of the Loan Documents is hereby replaced with a reference to “Consolidated Joint Venture”.

(n)                The definition of “Restatement Effective Date Term Loan” is amended and restated in its entirety to read as follows:

“Restatement Effective Date Term Loan” means any term loan made by a Lender to the Borrower on the Restatement Effective Date pursuant to Section 2.01(a); provided that (x) from and after the Amendment No. 4 Effective Date, “Restatement Effective Date Term Loans” shall include the Term B-1 Loans made in favor of the Borrower (through exchange or otherwise) pursuant to Amendment No. 4, (y) from and after the Amendment No. 5 Effective Date, “Restatement Effective Date Term Loans” shall include the 2017 Incremental Term Loans made in favor of the Borrower pursuant to Amendment No. 5 and (z) from and after the Amendment No. 6 Effective Date, “Restatement Effective Date Term Loans” shall include the 2019 Incremental Term Loans made in favor of the Borrower pursuant to Amendment No. 6.

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(o)                The definition of “Revolving Commitment” is amended and restated in its entirety to read as follows:

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Schedule 1.01(b) (as amended by Amendment No. 6) or in the applicable Assignment Agreement, Joinder Agreement or Refinancing Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Amendment No. 6 Effective Date is $137,500,000.

(p)                The definition of “Subsidiary” is amended and restated in its entirety to read as follows:

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50.0% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, but excluding (i) any Consolidated Joint Venture and (ii) any Unconsolidated Joint Venture; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

(q)                Section 1.02 of the Existing Credit Agreement is amended by adding the following text to the end of such Section:

“; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any covenant or provision hereof to eliminate the effect of any change in GAAP occurring after the Restatement Effective Date or in the application thereof on the operation of such covenant or provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any covenant or provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such covenant or provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes effective until such notice shall have been withdrawn or such covenant or provision amended in accordance herewith; provided, further, that if such an amendment is requested by the Borrower or the Required Lenders, then the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected covenants or provisions to preserve the original intent thereof in light of such change in GAAP or the application thereof. Notwithstanding anything to the contrary, for all purposes under this Agreement and the other Loan Documents, including negative covenants, financial covenants and component definitions, GAAP will be deemed to treat operating leases and Capital Leases in a manner consistent with their current treatment under GAAP as in effect on the Restatement Effective Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.”

(r)                 Article I of the Existing Credit Agreement is amended by adding the following as Section 1.06 thereto:

“Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), including but not limited to the Delaware Limited Liability Company Act: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.”

(s)                 Section 2.12 of the Existing Credit Agreement is amended by replacing “$8,270,292.21” with “$9,698,863.64”.

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(t)                 Section 2.13(d) of the Existing Credit Agreement is amended by (i) replacing all references to “Term B-1 Loans and 2017 Incremental Term Loans” with “Term B-1 Loans, 2017 Incremental Term Loans and 2019 Incremental Term Loans”, (ii) replacing the reference to the “Amendment No. 5 Effective Date” with the “Amendment No. 6 Effective Date” and (iii) replacing the reference to “twelve-month anniversary” with “six-month anniversary”.

(u)                Section 2.18 of the Existing Credit Agreement is amended by adding the following as a new paragraph directly after the first paragraph thereto:

“If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in the preceding paragraph have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in the preceding paragraph have not arisen but the administrator or a supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the administrator has ceased or will cease to provide such benchmark or stating that LIBO Rate is no longer representative or shall no longer be used for determining interest rates for loans, or that the administrator has invoked or will invoke its insufficient submissions policy, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing or evolving market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in this Agreement (including, without limitation, Section 10.05) or any other Loan Document, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”

(v)                Section 4.24 of the Existing Credit Agreement is amended by adding the following as clause (d) thereto:

“As of the Amendment No. 6 Effective Date, the information included in the Beneficial Ownership Certificate is true and correct in all respects.”

(w)              Article V of the Existing Credit Agreement is amended by replacing each instance of the term “Subsidiaries” in Sections 5.01(a), 5.01(b), 5.01(c), 5.01(d), 5.01(g), 5.01(m) and 5.06, therein with “Subsidiaries and Consolidated Joint Ventures”.

(x)                Section 5.01 of the Existing Credit Agreement is amended by adding the following as clause (n) thereto:

“(i) any change in the information provided in the Beneficial Ownership Certification that would result in the Borrower no longer being excluded from the definition of “legal entity customer ” under the Beneficial Ownership Regulation, and (ii) upon the request therefor, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation), as from time to time reasonably requested by the Administrative Agent or any Lender.”

(y)                The Compliance Certificate attached to the Existing Credit Agreement as Exhibit C thereto is hereby replaced with the form of Compliance Certificate attached hereto as Exhibit A.

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It is understood and agreed by the parties hereto that the foregoing amendments set forth in this Section 2 are limited solely to the extent provided therein and shall not be deemed to constitute an amendment or other modification of any other provision of the Existing Credit Agreement or any of the other Loan Documents.

Section 3.          2019 Incremental Loans.

(a)                Each 2019 Incremental Lender (i) confirms that it has received a copy of the Existing Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, solely with respect to the 2019 Incremental Loans; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

(b)                Terms Generally. Each (x) 2019 Incremental Term Lender hereby agrees to make its 2019 Incremental Term Loan in the amount of its 2019 Incremental Term Commitment on the Amendment No. 6 Effective Date and (y) 2019 Incremental Revolving Loan Lender hereby agrees to make 2019 Incremental Revolving Loans available pursuant to Section 2.02 of the Credit Agreement in an amount up to its 2019 Incremental Revolving Commitment, in each case of the foregoing clauses (x) and (y), on the following terms and conditions:

(i)                 From and after the Amendment No. 6 Effective Date, each 2019 Incremental Lender shall be a Lender for all purposes under the Credit Agreement and the other Loan Documents.

(ii)               The Restatement Effective Date Term Loans and 2019 Incremental Term Loans shall be a single Class of Loans for all purposes under the Credit Agreement and payments (whether optional or mandatory) of the Restatement Effective Date Term Loans or 2019 Incremental Term Loans shall be made on pro rata basis among the Restatement Effective Date Term Loans and 2019 Incremental Term Loans. The 2019 Incremental Term Loans shall have identical terms (including with respect to maturity) as the existing Restatement Effective Date Term Loans and shall rank pari passu in right of payment and security with the existing Restatement Effective Date Term Loans. The proceeds of the 2019 Incremental Term Loans will be used for the refinance of Indebtedness, for working capital and for other general corporate purposes.

(iii)             Maturity Date. With respect to the (x) 2019 Incremental Term Loans, the Incremental Term Loan Maturity Date shall be the Restatement Effective Date Term Loan Maturity Date and (y) 2019 Incremental Revolving Commitments, the Revolving Commitments of the 2019 Incremental Revolving Loan Lenders shall terminate with all other Revolving Commitments on the Resolving Commitment Termination Date.

(iv)              Applicable Margin. The Applicable Margin for the 2019 Incremental Term Loans and any 2019 Incremental Revolving Loans shall be as set forth in the Credit Agreement, respectively.

(v)                Principal Payments. Borrower shall make principal payments on the 2019 Incremental Term Loans in accordance with Section 2.12 of the Credit Agreement.

(vi)              Voluntary and Mandatory Prepayments. Scheduled installments of principal of the 2019 Incremental Term Loans shall be reduced in connection with any voluntary or mandatory prepayments of the Restatement Effective Date Term Loans in accordance with Sections 2.12, 2.13 and 2.14 of the Credit Agreement respectively.

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(vii)            Incremental Lenders. Each 2019 Incremental Lender acknowledges and agrees that upon its execution of this Amendment and, with respect to each 2019 Incremental Term Lender, the making of its 2019 Incremental Term Loans, as applicable, that such 2019 Incremental Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

(viii)          Credit Agreement Governs. Except as set forth in this Amendment, the 2019 Incremental Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

(ix)              Eligible Assignee. By its execution of this Amendment, each 2019 Incremental Lender represents and warrants that it is an Eligible Assignee.

(x)                Notice. For purposes of the Credit Agreement, the initial notice address of each 2019 Incremental Lender shall be as set forth on its signature hereto.

(xi)              Certifications. For each 2019 Incremental Lender, delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such 2019 Incremental Lender may be required to deliver to Administrative Agent pursuant to subsection 2.20(c) of the Credit Agreement.

(xii)            Recordation of the Incremental Loans. Upon execution and delivery hereof, Administrative Agent will record the 2019 Incremental Term Loans made by 2019 Incremental Lenders in the Register.

(xiii)          Administrative Matters. Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all 2019 Incremental Term Loans, when originally made, are a single Class with the outstanding Restatement Effective Date Term Loans for all purposes under the Loan Documents, in each case, as may be accomplished at the discretion of the Administrative Agent. For the avoidance of doubt, the Restatement Effective Date Term Loans and the 2019 Incremental Term Loans shall constitute the same single Class of Loans and such Class of Loans shall be referred to as “Term B-1 Loans” for administrative matters only.

(xiv)          Proposed Borrowing. This Amendment represents the Borrower’s request to borrow 2019 Incremental Term Loans from the 2019 Incremental Term Lenders as follows (the “Proposed Borrowing”):

Business Day of Proposed Borrowing:	April 18, 2019
Amount of Proposed Borrowing:	$100,000,000 total $1,428,571.43 as Base Rate Loans $98,571,428.57 as Eurodollar Rate Loans
Interest Rate Option:	With respect to the Eurodollar Rate Loans, the Interest Period shall match the Interest Period in effect for Term Loans outstanding under the Existing Credit Agreement

Section 4.          Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof:

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(a)                Each Loan Party has the requisite power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment and each Loan Document, as amended hereby. The execution and delivery of this Amendment and the performance by each Loan Party of this Amendment and each Loan Document (as amended hereby) to which it is a party have been duly approved by all necessary organizational action of each such Loan Party.

(b)                This Amendment has been duly executed and delivered by each Loan Party that is a party hereto and this Amendment is the legally valid and binding obligation of such Loan Party party hereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(c)                The execution, delivery and performance by the Loan Parties of this Amendment and the other Loan Documents to which they are parties and the consummation of the transactions contemplated by the Amendment and the other Loan Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to any Loan Party or any of its Subsidiaries, (ii) any of the Organizational Documents of any Loan Party or any of its Subsidiaries or (iii) any order, judgment or decree of any court or other agency of government binding on any Loan Party or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent on behalf of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Loan Party or any of its Subsidiaries, except for such approvals or consents which have been obtained on or before the Amendment No. 6 Effective Date (as defined below) and disclosed in writing to the Lenders and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

(d)                No Default or Event of Default has occurred and is continuing.

Section 5.          Reaffirmation of the Loan Parties. Each Loan Party hereby consents to this Amendment and the amendments, consents and other modifications to the Existing Credit Agreement effected hereby and confirms and agrees that each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Existing Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

Section 6.          Agreement Effectiveness; Conditions Precedent to Effectiveness. This Amendment shall become effective on the first date when, and only when, each of the applicable conditions set forth below has been satisfied (or waived) in accordance with the terms herein (such date of effectiveness, the “Amendment No. 6 Effective Date”; it being understood and agreed that the Consent shall be deemed effective immediately prior to the Amendments and the issuance of the 2019 Incremental Term Loans):

(a)                The Administrative Agent shall have received counterparts of this Amendment executed and delivered by the Borrower, Holdings, the Required Lenders (in respect of the Consent and the Amendments, other than, in each case, any 2019 Incremental Lenders), the 2019 Incremental Lenders (solely in respect of the issuance of the 2019 Incremental Term Commitments, the 2019 Incremental Term Loans and the 2019 Incremental Revolving Commitments, as applicable, as more further set forth in Section 3 above), and the Administrative Agent.

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(b)                The Administrative Agent shall have received a certificate or certificates of each Loan Party dated as of the Amendment No. 6 Effective Date signed by an Authorized Officer of such Loan Party (i) (A) certifying and attaching the resolutions or similar consents adopted by such Loan Party on or prior to the Amendment No. 6 Effective Date, which authorize such Loan Party to enter into this Amendment, (B) certifying that the certificate or articles of incorporation or formation and by-laws or operating (or limited liability company) agreement of such Loan Party either (x) have not been amended since the Restatement Effective Date or (y) are attached as an exhibit to such certificate and (C) certifying as to the incumbency and specimen signature of each officer executing this Amendment and any related documents on behalf of such Loan Party and (ii) certifying as to the matters set forth in clauses (e) and (g) below.

(c)                The Administrative Agent shall have received a certificate dated as of the Amendment No. 6 Effective Date signed by an Authorized Officer of the Borrower attaching calculations (in reasonable detail) demonstrating compliance with the financial tests described in Section 6.07 of the Existing Credit Agreement.

(d)                All (i) fees and out-of-pocket expenses required to be paid or reimbursed by Holdings and the Borrower in connection with this Amendment, including under any fee letter, for which invoices have been presented a reasonable period of time prior to the Amendment No. 6 Effective Date shall have been paid or reimbursed and (ii) accrued interest and fees in respect of the Loans outstanding immediately prior to effectiveness of this Amendment shall have been paid.

(e)                On the Amendment No. 6 Effective Date, both immediately before and after giving effect to this Amendment and the incurrence or deemed incurrence by the Borrower of the 2019 Incremental Term Loans and the 2019 Incremental Revolving Commitments thereon, (i) the representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the Amendment No. 6 Effective Date, before and after giving effect to this Amendment, as though made on and as of the Amendment No. 6 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or material adverse effect, such representation or warranty is true and correct in all respects and (ii) no Default or Event of Default shall exist or result therefrom.

(f)                 On the Amendment No. 6 Effective Date, (i) after giving effect to the consummation of the transactions contemplated by this Amendment and the Credit Agreement and any rights of contribution, the Loan Parties, taken as a whole, are and shall be Solvent and (ii) the Administrative Agent shall have received the Solvency Certificate from the Chief Financial Officer of the Borrower and Holdings.

(g)                The representations and warranties in Section 4 of this Amendment shall be true and correct in all material respects as of the Amendment No. 6 Effective Date.

(h)                The Administrative Agent shall have received a customary legal opinion of (i) Sheppard, Mullin, Richter & Hampton LLP and (ii) in-house counsel to the Loan Parties, each as counsel to the Loan Parties, in respect of the matters covered by this Amendment.

(i)                 The Administrative Agent shall have received a signed funds flow agreement in form and substance reasonably acceptable to it with respect to the payment of all interest, fees and other amounts to be paid by the Borrower in connection with the consummation of the transactions contemplated hereby on the Amendment No. 6 Effective Date.

(j)                 The Lenders shall have received, at least three (3) Business Days prior to the Amendment No. 6 Effective Date and to the extent requested in advance of such three (3) Business Day period, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act and a certification regarding beneficial ownership required pursuant to 31 C.F.R. § 1010.230.

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Section 7.          Effect of Amendment. On and after the Amendment No. 6 Effective Date, each reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. Except as expressly provided in this Amendment, nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, or any other Loan Document in similar or different circumstances. On and after the Amendment No. 6 Effective Date, this Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. On and after the Amendment No. 6 Effective Date, as used in the Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof’, and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

Section 8.          Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except as permitted by Section 10.05 of the Existing Credit Agreement.

Section 9.          Entire Agreement. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. This Amendment shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Loan Documents shall, to the extent not paid or exchanged on or prior to the Amendment No. 6 Effective Date, continue to be owing under the Credit Agreement or such other Loan Documents until paid in accordance therewith. This Amendment is a Loan Document.

Section 10.        Severability. The provisions of Section 10.11 of the Existing Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if originally made a part hereof.

Section 11.        Counterparts. The provisions of Section 10.19 of the Existing Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if originally made a part hereof.

Section 12.      Governing Law. THE PROVISIONS OF SECTION 10.14 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS, AS IF ORIGINALLY MADE A PART HEREOF.

Section 13.       Waiver of Jury Trial; Submission to Jurisdiction. THE PROVISIONS OF SECTIONS 10.15 AND 10.16 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS, AS IF ORIGINALLY MADE A PART HEREOF.

Section 14.       Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

RADNET, INC.

By:	_________________________________ Name: Title:

RADNET MANAGEMENT, INC.

By:	_________________________________ Name: Title:

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ADVANCED IMAGING PARTNERS, INC.

ADVANCED NA, LLC

ADVANCED RADIOLOGY, LLC

AMERICAN RADIOLOGY SERVICES LLC

AMERICAN RADIOLOGY SERVICES OF DELAWARE, INC.

BEVERLY RADIOLOGY MEDICAL GROUP, INC.

COMMUNITY IMAGING PARTNERS, INC.

DELAWARE IMAGING PARTNERS, INC.

DIAGNOSTIC IMAGING SERVICES, INC.

ERAD, INC.

FRI II, INC.

FRI, INC.

HEALTHCARE RHODE ISLAND LLC

IDE IMAGING PARTNERS, INC.

IMAGE MEDICAL CORPORATION

IMAGING ON CALL, LLC

MID ROCKLAND IMAGING PARTNERS, INC.

MISSION ADVANCED IMAGING CENTER, L.L.C.

NEW JERSEY IMAGING PARTNERS, INC.

PACIFIC IMAGING PARTNERS, INC.

PRONET IMAGING MEDICAL GROUP, INC.

QUESTAR IMAGING, INC.

QUESTAR VICTORVILLE, INC.

RADIOLOGIX, INC.

RADIOLOGY ALLIANCE DELIVERY SYSTEM, LLC

RADIOLOGY AND NUCLEAR MEDICINE IMAGING PARTNERS, INC.

RADNET MANAGED IMAGING SERVICES, INC.

RADNET MANAGEMENT I, INC.

RADNET MANAGEMENT II, INC.

RADNET SUB, INC.

RADSITE, LLC

RAVEN HOLDINGS U.S., INC.

ROLLING OAKS IMAGING CORPORATION

ROLLING OAKS RADIOLOGY, INC.

SOCAL MR SITE MANAGEMENT, INC.

TREASURE COAST IMAGING PARTNERS, INC.

VALLEY IMAGING PARTNERS, INC.

PARK WEST CIRCLE REALTY, LLC

By:	_________________________________ Name: Title:

Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

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BEVERLY RADIOLOGY MEDICAL GROUP, III,

By: Beverly Radiology Medical Group, Inc., its general partner

By:	_________________________________ Name: Title:

By: Breastlink Medical Group, Inc., its general partner

By:	_________________________________ Name: Title:

By: Pronet Imaging Medical Group, Inc., its general partner

By:	_________________________________ Name: Title:

HEALTH DIAGNOSTICS OF NEW JERSEY, L.L.C.

By: New Jersey Imaging Partners, Inc., its sole member

By:	_________________________________ Name: Title:

RADAR MEDICAL SYSTEMS, L.L.C.

By: Image Medical Corporation, its manager

By:	_________________________________ Name: Title:

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

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BARCLAYS BANK PLC,

as Administrative Agent

By:	_________________________________ Name: Title:

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

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[Consenting Lender signature pages on file with Administrative Agent]

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

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BARCLAYS BANK PLC,
as a 2019 Incremental Lender

By:	_________________________________ Name: Title:

[Signature Page to Amendment No. 6 to Credit and Guaranty Agreement]

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SCHEDULE 1.01(b)

TO CREDIT AND GUARANTY AGREEMENT

Revolving Commitments

Lender	Revolving Commitment
Barclays Bank PLC	$30,000,000.00
Healthcare Financial Solutions, LLC	$27,500,000.00
SunTrust Bank	$30,000,000.00
Credit Suisse AG	$15,000,000.00
Royal Bank of Canada	$15,000,000.00
JPMorgan Chase Bank, N.A.	$20,000,000.00
Total	$137,500,000.00

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